Exhibit 13.1

Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the transition report of Eros STX Global Corporation (the “Company”) on Form 20-F for the transition period ended March 31, 2020 accompanying this Certification, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert B. Simonds, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	I am the Chief Executive Officer of the Company;

(2)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2020

__/s/ Robert B. Simonds, Jr.____

Name: Robert B. Simonds, Jr.

Title: Chief Executive Officer